EXHIBIT 22

LIST OF SUBSIDIARIES

EXHIBIT 22

Subsidiaries of the Registrant

LIST OF SUBSIDIARIES
Name	Percentage Owned	Jurisdiction of Incorporation
American Augers, Inc.	100	Delaware
Astec, Inc.	100	Tennessee
Astec Financial Services, Inc.	100	Tennessee
Astec Holdings, Inc.	100	Tennessee
Astec Systems, Inc.	100	Tennessee
Astec Transportation, Inc.	100	Tennessee
Breaker Technology, Inc.	100	Tennessee
Breaker Technology Ltd.	100	Ontario, Canada
Carlson Paving Products, Inc.	100	Washington
CEI Enterprises, Inc.	100	Tennessee
Heatec, Inc.	100	Tennessee
Johnson Crushers International, Inc.	100	Tennessee
Kolberg-Pioneer, Inc.	100	Tennessee
Pavement Technology, Inc.	50	Georgia
Production Engineered Products, Inc.	100	Nevada
Roadtec, Inc.	100	Tennessee
Osborn Engineered Products SA (Pty) Ltd.	88	South Africa
Superior Industries of Morris, Inc.	100	Minnesota
Telsmith, Inc.	100	Delaware
Trencor, Inc.	100	Texas

EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-14738 and 0-14714) pertaining to the Astec Industries, Inc. 1986 and 1992 Stock Option Plans, and to the 1998 Long-Term Incentive Stock Plan of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Astec Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

ERNST & YOUNG LLP

  /s/ Ernst & Young LLP
Chattanooga, Tennessee
March 23, 2001